TERM ASSIGNMENT OF OIL AND GAS LEASE

STATE OF NEW MEXICO      §

COUNTY OF BERNALILLO      §

KNOW ALL MEN BY THESE PRESENTS:

THAT SUN VALLEY ENERGY CORPORATION, whose address is (hereinafter referred to as "Assignor"), for and in consideration of the sum often Dollars ($10.00) and other good and valuable consideration, paid by GREAT NORTHERN GAS COMPANY, whose address for the purpose of this Term Assignment is 621 17th Street, Suite 2150, Denver, Colorado 80293 (hereinafter referred to as "Assignee"), the receipt and sufficiency of which are hereby acknowledged, does, subject to the provisions herein contained, hereby transfer, sell, assign and convey unto the said Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the lands as described on the attached and incorporated Exhibit "A”, reserving unto itself an overriding royalty interest equal to the difference between the existing landowner royalty and other burdens and 82.5%.

Assignor and Assignee, by execution and acceptance of this Assignment, further agree to the following terms and conditions:

1.

The effective date of this Assignment shall be 7:00 A.M. Mountain Time, March 13, 2003 and shall be for 8 period of two years or for as long as oil or gas is produced from the lands described in Exhibit "A", or lands pooled or unitized therewith. If at the end of the two-year term there is no oil or gas produced from the lands assigned hereby or lands pooled or unitized therewith, Assignee will deliver a reassignment of its interest in the land, described in the attached Exhibit “A" to Assignor no later than sixty (60) days following such term expiration, free and clear of any liens, encumbrances, overriding royalties or any other burdens whatsoever, other than those in existence as of the effective date of this term assignment.

2.

Assignee agrees to observe, perform and comply with the terms, provisions, covenants and conditions, express or implied, or any agreements herein assigned and will comply with all laws, rules, regulations and orders, both State and Federal, applicable to ownership and enjoyment of the rights herein assigned.

3.	Assignor warrants title by through and under Assignor, hut not otherwise.

4.

The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land above described and the assigned premises and with each transfer or Assignment.

TO HAVE AND TO HOLD the· same unto Assignee, its successors and successors and assigns, forever.

IN WITNESS WHEREOF, this Term Assignment of Oil and Gas Lease is executed this 13th day of March, 2003.

ASSIGNOR: SUNVALLEY ENERGY CORPORATION

By s/s Phelps Anderson

Phelps Anderson, President

ASSIGNEE: GREAT NORTHERN GAS COMPANY
By: s/s Thomas L. De Grappa

Thomas L. De Grappa, President

ACKNOWLEDGMENTS

STATE OF NEW MEXICO §

COUNTY OF CHAVES §

     On this 13th day of March, 2003, before me, the undersigned Notary Public in and for the County and State aforesaid personally appeared Phelps Anderson, known to me to be the identical person who executed the foregoing instrument as President of Sun Valley Energy Corporation and acknowledged to me that s/he executed, the same, as his/her free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes there in set forth.

s/s Anna Lou Wagner Notary Public

STATE OF COLORADO §

COUNTY OF DENVER §

     On this 13th day of March, 2003, before me, the undersigned Notary Public in and for the County and State aforesaid personally appeared Thomas L. Di Grappa, known to me to be the identical person who executed the foregoing instrument as President of Great Northern Gas Company, and acknowledged to me that he executed, the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes there in set forth.

s/s M. Therese Pagliasotti Notary Public

EXHIBIT "A”

Attached to and made a part of that certain Term Assignment of Oil and Gas Lease by and between Sun Valley Energy Corporation, Assignor, and Great Northern Gas, Company, Assignee, effective March 13th, 2003.

LEASE DATA:                                                                       ORRI RESERVED: 5.00%

Lessor:	Westland Development Co., Inc.
Lessee:	Sun Valley Energy Corporation
Date:	June 6, 2000
Recorded:	Book A6 at Page 7854 and amended in Book A21 at Page 5985
Legal Desc:	lnsofar and only insofar as lease covers the following described land: Township 10 North Range 1East, N.M.P.M,
	Section 29:	All;
	Section 30:	That certain tract of land located in the East part of Section 30 comprising 215.00 acres, m.o.l., as delineated in that certain Plat of Survey of Westland Development Company - Northwest Tract;
	Section 31:	That certain tract of land located in the Northeast part of Section 31 comprising 87.00 acres, m.o.l., as delineated in the certain Plat of Survey of Westland Development Company - Northwest Tract;
	Section 32:	That certain tract of land located in the North part of Section 32 comprising 194.00 acres, m.o.l, as delineated in that certain Plat of Survey of Westland Development Company - Northwest Tract,

Bernalillo County, New Mexico
Containing 1,136.00 acres, more or less
Said lands being limited in depth from the surface down to a depth of 5,530 feet or the stratigraphic equivalent of the top of the Mancos Shale, whichever is deeper, as identified in the Burlington Resources - Westland #1Y well, with the top of the Mancos Shale being further characterized in the U.S,G,G, Open File Report 92-257.

END OF EXHIBIT "A”